ALLIANCEBERNSTEIN CAP FUND, INC.

                     ARTICLES OF AMENDMENT AND RESTATEMENT

       1. AllianceBernstein Cap Fund, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

       2. The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

             FIRST:      (1) The name of the incorporator is Alva S. Akin.

                         (2) The incorporator's post office address is Wall
Street Plaza, New York, New York 10005.

                         (3) The incorporator is over eighteen years of age.

                         (4) The incorporator is forming the corporation named
in these Articles of Incorporation under the general laws of the State of Maryland.

             SECOND:     The name of the corporation (hereinafter called the
"Corporation") is AllianceBernstein Cap Fund, Inc.

             THIRD:      (1) The purposes for which the Corporation is formed
are to conduct, operate and carry on the business of an investment company.

                         (2) The Corporation may engage in any other business
and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.

             FOURTH:     The post office address of the principal office of the
Corporation within the State of Maryland is 351 West Camden Street, Baltimore, Maryland 21201 in care of The Corporation Trust, Incorporated. The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 351 West Camden Street, Baltimore, Maryland 21201, a Maryland corporation.

             FIFTH:      (1) The Corporation is authorized to issue one hundred
twenty six billion (126,000,000,000) shares, all of which shall be Common Stock, $.002 par value per share (the "Common Stock"), and having an aggregate par value of two hundred fifty two million dollars ($252,000,000), classified and designated as follows:

                                                                     Advisor
                                                                     Class
                         Class A        Class B       Class C        Common         Class R        Class K         Class I
Name of Series         Common Stock   Common Stock  Common Stock     Stock       Common Stock   Common Stock    Common Stock
--------------         ------------   ------------  ------------     -------     ------------   ------------    ------------
--------------------- --------------- ------------- -------------  ------------   --------------- -------------  -------------
AllianceBernstein     3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000  3,000,000,000
Small Cap Growth
Portfolio
--------------------- --------------- ------------- -------------  ------------   --------------- -------------  -------------
AllianceBernstein     3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000  3,000,000,000
U.S. Strategic
Research Portfolio
--------------------- --------------- ------------- -------------  ------------   --------------- -------------  -------------
AllianceBernstein     3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000  3,000,000,000
Market Neutral
Strategy - U.S.
--------------------- --------------- ------------- -------------  ------------   --------------- -------------  -------------
AllianceBernstein     3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000  3,000,000,000
Market Neutral
Strategy - Global
--------------------- --------------- ------------- -------------  ------------   --------------- -------------  -------------
AllianceBernstein     3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000  3,000,000,000
International
Discovery Equity
Portfolio
--------------------- --------------- ------------- -------------  ------------   --------------- -------------  -------------
AllianceBernstein     3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000  3,000,000,000   3,000,000,000  3,000,000,000
International Focus
40 Portfolio


AllianceBernstein Small Cap Growth Portfolio, AllianceBernstein U.S. Strategic Research Portfolio, AllianceBernstein Market Neutral Strategy - U.S., AllianceBernstein Market Neutral Strategy - Global, AllianceBernstein International Discovery Equity Portfolio and AllianceBernstein International Focus 40 Portfolio and any other portfolio hereafter established are each referred to herein as a "Series." The Class A Common Stock of a Series, the Class B Common Stock of a Series, the Class C Common Stock of a Series, the Advisor Class Common Stock, the Class R Common Stock, the Class K Common Stock and the Class I Common Stock of a Series and any Class of a Series hereafter established are each referred herein as a "Class." If shares of one Series or Class of stock are classified or reclassified into shares of another Series or Class of stock pursuant to this Article FIFTH, paragraph (2), the number of authorized shares of the former Series or Class shall be automatically decreased and the number of shares of the latter Series or Class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all Series and Classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Article FIFTH, paragraph (1).

                         (2) The Board of Directors may classify any unissued
shares of Common Stock from time to time in one or more Series or Classes of stock. The Board of Directors may reclassify any previously classified but unissued shares of any Series or Class of stock from time to time in one or more Series or Class of stock. Prior to issuance of classified or reclassified shares of any Series or Class, the Board of Directors by resolution shall: (a) designate that Series or Class to distinguish it from all other Series or Classes of stock of the Corporation; (b) specify the number of shares to be included in the Series or Class; (c) set or change, subject to the express terms of any Series or Class of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each Series or Class; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any Series or Class of stock set or changed pursuant to clause (c) of this paragraph (2) may be made dependent upon facts or events ascertainable outside the charter of the Corporation (the "Charter"), including determinations by the Board of Directors or other facts or events within the control of the Corporation, and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such Series or Class of stock is clearly and expressly set forth in the articles supplementary or other charter document filed with the SDAT.

                         (3) As more fully set forth hereafter, the assets and
liabilities and the income and expenses of each Series or Class of the Corporation's stock shall be determined separately from those of each other Series or Class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation or dissolution of the Corporation to holders of shares of the Corporation's stock may vary from Series to Series or Class to Class. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular series (collectively, "General Assets"), such General Assets shall be allocated by or under the direction of the Board of Directors to and among one or more Series and Classes in such a manner and on such basis as the Board of Directors in its sole discretion shall determine.

                         (4) Except as otherwise provided herein, all
consideration received by the Corporation for the issuance or sale of shares of a Series or Class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof and any General Assets allocated to such Series or Class, shall irrevocably belong to that Series or Class for all purposes, subject only to any automatic conversion of one Series or Class of stock into another, as hereinafter provided for, and to the rights of creditors of such Series or Class, and shall be so recorded upon the books of account of the Corporation, and are herein referred to as "assets belonging to" such Series or Class.

                         (5) The assets belonging to each Series or Class shall
be charged with the debts, liabilities, obligations and expenses incurred or contracted for or otherwise existing with respect to such Series or Class and with such Series' or Class' share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such Series or Class bears to the net asset value of all Series and Classes or as otherwise determined by the Board of Directors in accordance with applicable law. The determination of the Board of Directors shall be conclusive as to the allocation of debts, liabilities, obligations and expenses, including accrued expenses and reserves, to a Series or Class. The debts, liabilities, obligations and expenses incurred or contracted for or otherwise existing with respect to a Series or Class are enforceable with respect to that Series or Class only and not against the assets of the Corporation generally or any other Series or Class of stock of the Corporation.

                         (6) The assets attributable to the Classes of a Series
shall be invested in the same investment portfolio of the Corporation, and notwithstanding the foregoing provisions of paragraphs (4) and (5) of this Article FIFTH, the allocation of investment income and realized and unrealized capital gains and losses and expenses and liabilities of the Corporation and of any Series among the Classes of Common Stock of each Series shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded (the "Investment Company Act"). The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities, including accrued expenses and reserves, and assets to one or more particular Series or Classes.

                         (7) Shares of each Class of stock shall be entitled to
such dividends or distributions, in cash, property or additional shares of stock or the same or another Series or Class, as may be authorized from time to time by the Board of Directors (by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing that such dividend or distribution shall not violate Section 2-311 of the Maryland General Corporation
Law) and declared by the Corporation with respect to such Class. The nature of in-kind property distributions may vary among the holders of a Class or Series, provided that the amount of the distribution per share, as determined by the Board of Directors, shall be equivalent for all holders of such Class or Series. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the different Series and with respect to the Class may vary with respect to each such Series and Class to reflect differing allocations of the expenses of the Corporation and the Series among the holders of such Classes and any resultant differences between the net asset values per share of such Classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may determine that dividends may be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period prior to the record date of the date of the distribution.

                         (8) Except as provided below, on each matter submitted
to a vote of the stockholders, each holder of stock shall be entitled to one vote (1) for each share standing in such stockholder's name on the books of the Corporation or (2) if approved by the Board of Directors and pursuant to the issuance of an exemptive order from the Securities and Exchange Commission, for each dollar of net asset value per share of a Class or Series, as applicable. Subject to any applicable requirements of the Investment Company Act, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which the Board of Directors shall have determined affects only one or more (but less than all) Series or Classes of stock, in which case only the holders of shares of the Series or Classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act, or other applicable law, the holders of each of the Classes of each Series shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that only affects the Series or Class of Common Stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act (a "Plan") with respect to the Class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other Classes of Common Stock, but not the Class of which they are holders, or with respect to any other matter that does not affect the Class of Common Stock of which they are holders.

                         (9) In the event of the liquidation or dissolution of
the Corporation, stockholders of each Class of the Corporation's stock shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, but other than General Assets not attributable to any particular Class of stock, the assets attributable to the Class less the liabilities allocated to that Class; and the assets so distributable to the stockholders of any Class of stock shall be distributed among such stockholders in proportion to the number of shares of the Class held by them and recorded on the books of the Corporation. In the event that there are any General Assets not attributable to any particular Class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all Classes of a Series in proportion to the net asset value of the respective Classes or as otherwise determined by the Board of Directors.

                         (10)(a) Each holder of stock may require the
Corporation to redeem all or any shares of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge, deferred sales charge, redemption fee or other amount imposed by the Board of Directors (to the extent consistent with applicable law). The Board of Directors may establish procedures for redemption of stock.

                            (b) The proceeds of the redemption of a share
(including a fractional share) of any Class of capital stock of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

                            (c) Subject to the requirements of the Investment
Company Act, the Board of Directors may cause the Corporation to redeem at net asset value all or any proportion of the outstanding shares of any Series or Class from a holder (1) upon such conditions with respect to the maintenance of stockholder accounts of a minimum amount as may from time to time be established by the Board of Directors in its sole discretion or (2) upon such conditions established by the Board of Directors in its sole discretion, for any other purpose, including, without limitation, a reorganization pursuant to the Investment Company Act.

                            (d) Payment by the Corporation for shares of stock
of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                            (e) Subject to the following sentence, shares of
stock of any Series and Class of the Corporation which have been redeemed or otherwise acquired by the Corporation shall constitute authorized but unissued shares of stock of such Series and Class. In connection with a liquidation or reorganization of any Series or Class in which all of the outstanding shares of such Series or Class are redeemed by the Corporation, upon any such redemption all such shares and all authorized but unissued shares of the applicable Series or Class shall automatically be returned to the status of authorized but unissued shares of Common Stock, without further designation as to Series or Class.

                         (11) At such times as may be determined by the Board of
Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act and applicable rules and regulations of the Financial Industry Regulatory Authority and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular Series or Class of stock of the Corporation or certain shares of a particular Class of stock of any Series of the Corporation may be automatically converted into shares of another Class of stock of such Series of the Corporation based on the relative net asset values of such Classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the Classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

                         (12) Pursuant to Article SEVENTH, paragraph (1)(d),
upon a determination of the Board of Directors that the net asset value per share of a Class shall remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation attributable to the assets attributable to that Class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that Class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that Class, or fractions thereof, as shall permit the net asset value per share of that Class to remain constant.

                         (13) The Corporation may issue shares of stock in
fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding any right to receive a stock certificate representing fractional shares.

                         (14) No stockholder shall be entitled to any preemptive
right other than as the Board of Directors may establish.

                         (15) The rights of all stockholders and the terms of
all stock are subject to the provisions of the Charter and the Bylaws.

             SIXTH:      The number of directors of the Corporation shall be
nine (9). The number of directors of the Corporation may be changed pursuant to the Bylaws of the Corporation. The names of the individuals who shall serve as directors of the Corporation until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

                       Mr. John H. Dobkin
                       Mr. Michael J. Downey
                       Mr. William H. Foulk, Jr.
                       Mr. D. James Guzy
                       Ms. Nancy P. Jacklin
                       Mr. Robert M. Keith
                       Mr. Garry L. Moody
                       Mr. Marshall C. Turner, Jr.
                       Mr. Earl D. Weiner

             SEVENTH:    The following provisions are inserted for the purpose
of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

                         (1) In addition to its other powers explicitly or
implicitly granted under the Charter, by law or otherwise, the Board of Directors of the Corporation:

                            (a) has the exclusive power to make, alter, amend or
repeal the Bylaws of the Corporation;

                            (b) subject to applicable law, may from time to time
determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

                            (c) is empowered to authorize, without stockholder
approval, the issuance and sale from time to time of shares of stock of any Series or Class of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any Series or Class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable;

                            (d) is authorized to adopt procedures for
determination of and to maintain constant the net asset value of shares of any Class or Series of the Corporation's stock.

                         (2) Notwithstanding any provision of the Maryland
General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast by holders of shares of all Series or Classes, or any Series or Class, of the Corporation's stock in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of holders of shares entitled to cast a majority of the aggregate number of votes entitled to be cast thereon, subject to any applicable requirements of the Investment Company Act.

                         (3) The presence in person or by proxy of the holders
of shares entitled to cast one-third of the votes entitled to be cast (without regard to Series or Class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes, regulatory requirements or the Charter, requires approval by a separate vote of one or more Series or Classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by holders of shares of each Series or Class entitled to vote as a Series or Class on the matter shall constitute a quorum.

                         (4) Any determination made in good faith by or pursuant
to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular Class or Classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular Class or Classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

             EIGHTH:     (1) To the maximum extent that Maryland law in effect
from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

                         (2) The Corporation shall have the power, to the
maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                         (3) The provisions of this Article EIGHTH shall be
subject to the limitations of the Investment Company Act.

                         (4) Neither the amendment nor repeal of this Article
EIGHTH, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article EIGHTH, shall apply to or affect in any respect the applicability of the preceding sections of this Article EIGHTH with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

             NINTH:      The Corporation reserves the right to amend, alter,
change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

                         (1) The amendment and restatement of the Charter as
hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

                         (2) The current address of the principal office of the
Corporation within the State of Maryland is as set forth in Article FOURTH of the foregoing amendment and restatement of the Charter.

                         (3) The name and address of the Corporation's current
resident agent is as set forth in Article FOURTH of the foregoing amendment and restatement of the Charter.

                         (4) The number of directors of the Corporation and the
names of those currently in office are as set forth in Article SIXTH of the foregoing amendment and restatement of the Charter.

                         (5) The total number of shares of stock which the
Corporation has authority to issue is not changed by the foregoing amendment and restatement of the Charter.

             The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

             IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 11th day of May, 2011.


ATTEST:                           AllianceBernstein Cap Fund, Inc.


/s/ Emilie D. Wrapp               By: /s/ Robert M. Keith  (SEAL)
-------------------                   -------------------
Emilie D. Wrapp                       Robert M. Keith
Secretary                             President

Date:



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